UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2017

ADAMAS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1900 Powell Street, Suite 750 Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 450-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2017, Adamas Pharmaceuticals, Inc. entered into an offer letter with Richard A. King pursuant to which Mr. King will become Adamas’ Chief Operating Officer, effective April 28, 2017.
Mr. King, age 52, has held executive leadership roles at numerous companies in the life sciences industry throughout his career. Most recently, from May 2016 to April 2017, Mr. King was Chief Operating Officer at The Scripps Research Institute, where he was responsible for strategic planning, business development, finance, human resources, facilities, information technology and research services. He previously served as President and Chief Executive Officer of AcelRx Pharmaceuticals, Inc., a specialty pharmaceutical company developing new pain medications, from May 2010 to March 2015, where he was responsible for overseeing all aspects of AcelRx’s business. Prior to AcelRx, he was President, Chief Operating Officer and General Manager of the biotechnology company Tercica, Inc. (later sold to the Ipsen Group), where he was instrumental in the commercial launch of Dysport® (abobotulinumtoxinA) and Increlex™ (rhlGF-1). He also previously served as Executive Vice President of commercial operations at Kos Pharmaceuticals, Inc., where he oversaw the growth of Niaspan® (niacin extended-release) and the launch of Advicor® (niacin extended-release/lovastatin). He was Senior Vice President of commercial operations at Solvay and Vice President of commercial operations at Unimed, where he launched AndroGel® (testosterone gel). Earlier in his career, he held positions of increasing responsibility at SmithKline Beecham and Lederle Laboratories. Mr. King received a B.Sc. in chemical engineering from the University of Surrey in the U.K. and an M.B.A. from the Manchester Business School in the U.K.
Mr. King’s offer letter with Adamas provides that Mr. King will receive, as compensation: an annual base salary of $470,000; a bonus to be determined in accordance with Adamas’ bonus plan, with a target bonus of 40% of his annual base salary; a sign-on advance of $204,250; a stock option to purchase 168,750 shares of Adamas common stock with an exercise price per share equal to the fair market value per share of Adamas common stock on the date of grant, which vests with respect to 25% of the shares after one year and then in equal monthly installments thereafter over the next three years; and a restricted stock unit to acquire 28,125 shares of Adamas common stock, which vests with respect to 25% of the shares each year over four years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated:	April 27, 2017	By:	/s/ Jennifer Rhodes
Jennifer Rhodes
Chief Business Officer, General Counsel, Chief Compliance Officer, and Corporate Secretary

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